UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2011 (March 22, 2011)

Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

HCP, Inc., a Maryland corporation (the “Company”), previously reported in its Current Report on Form 8-K dated December 14, 2010 (the “December 2010 8-K”), that the Company entered into a credit agreement on December 13, 2010, with UBS AG, Stamford Branch, as administrative agent, UBS Securities LLC, as joint lead arranger and joint bookrunner, Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, Citibank, N.A., as co-syndication agent, Wells Fargo Securities, LLC, as joint lead arranger and joint bookrunner, Wells Fargo Bank, National Association, as co-syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and joint bookrunner, Bank of America, N.A., as co-syndication agent, J.P. Morgan Securities, LLC, as joint lead arranger and joint bookrunner, and JPMorgan Chase Bank, N.A., as co-syndication agent, providing for a 364-day bridge loan facility (the “Bridge Facility”) to the Company in an aggregate amount of up to $3.3 billion upon the terms and conditions set forth therein.

The information included in Item 1.01 of the December 2010 8-K under the heading captioned “Bridge Facility” is incorporated by reference into this Item 1.02 hereto.  The foregoing description of the Bridge Facility does not purport to be complete and is qualified in its entirety by reference to the Bridge Facility, which was filed as Exhibit 10.2 to the December 2010 8-K and is incorporated herein by reference.

Certain of the lenders party to the Bridge Facility and/or their respective affiliates have in the past engaged in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they received customary fees, expense reimbursement or other payments.

On March 28, 2011, the Company closed its previously announced Offering (as defined below in Item 8.01 of this Current Report on Form 8-K).  The Company has raised sufficient funds to finance the previously announced HCR ManorCare facilities acquisition without drawing on the Bridge Facility.  As a result, the Company delivered notice to the lenders under the Bridge Facility to terminate the Bridge Facility in accordance with its terms effective on March 25, 2011.

Item 8.01	Other Events.

On March 22, 2011, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 30,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), plus up to an additional 4,500,000 shares of Common Stock the Underwriters have the option to purchase, in an underwritten public offering (the “Offering”).  Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as sole book-running manager for the Offering.  Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC acted as joint lead managers for the Offering.  Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated acted as senior co-managers for the Offering.  BNY Mellon Capital Markets, LLC, KeyBanc Capital Markets Inc., PNC Capital Markets LLC, Piper Jaffray & Co., RBS Securities Inc., Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., CSCA Capital Advisors, LLC and Morgan Keegan & Company, Inc. acted as co-managers for the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release announcing the pricing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are being filed herewith:

No.	Description
1.1	Underwriting Agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters, dated March 22, 2011.
5.1	Opinion of Ballard Spahr LLP regarding the legality of the shares.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
99.1	Text of the Press Release, dated March 23, 2011.
99.2	Information relating to Item 14 of the Registration Statement on Form S-3 (333-161721).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 28, 2011

HCP, Inc.

By:	/s/ Thomas M. Herzog

Thomas M. Herzog,
Executive Vice President -
Chief Financial Officer

EXHIBIT INDEX

No.	Description
1.1	Underwriting Agreement between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters, dated March 22, 2011.
5.1	Opinion of Ballard Spahr LLP regarding the legality of the shares.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
99.1	Text of the Press Release, dated March 23, 2011.
99.2	Information relating to Item 14 of the Registration Statement on Form S-3 (333-161721).